EXHIBIT 99

EMERGENT BIOSOLUTIONS REPORTS FINANCIAL RESULTS FOR FOURTH QUARTER AND FULL YEAR 2012

ROCKVILLE, MD, March 7, 2013—Emergent BioSolutions Inc. (NYSE: EBS) announced today its financial results for the fourth quarter and full year ended December 31, 2012.

Total revenues for 2012 were $281.9 million as compared to $273.4 million in 2011, and net income for 2012 was $23.5 million, or $0.65 per basic share, as compared to $23.0 million, or $0.65 per basic share, in 2011.

For the fourth quarter 2012, total revenues were $94.6 million as compared to $107.9 million in 2011, and net income was $16.1 million, or $0.45 per basic share, as compared to $28.7 million, or $0.80 per basic share, in 2011.

Robert Kramer, executive vice president and chief financial officer of Emergent BioSolutions, commented, "Our operational achievements in 2012 marked another solid year of performance for the company, highlighted by our ongoing deliveries of BioThrax to the SNS, continued advancement of our many biodefense development contracts, progress toward licensure of Building 55, and securing designation of our Baltimore facility by BARDA as one of three Centers for Innovation in Advanced Development and Manufacturing in the nation.  We look to build upon these successes in 2013 as we take definitive steps toward achieving the financial and operational goals we set out in our growth plan."

2012 Key Operational Accomplishments

•	Received FDA approval for BioThrax® (Anthrax Vaccine Adsorbed) administered in a three-dose primary series with booster doses at 12 and 18 months and annually thereafter;
•	Advanced toward a post-exposure prophylaxis indication for BioThrax by initiating a pivotal antibiotic non-interference study;
•	Progressed toward licensure of Building 55 by initiating manufacture of consistency lots;
•	Secured a contract option from BARDA for development of PreviThrax™ (Recombinant Protective Antigen Anthrax Vaccine, Purified);
•	Partnered with BARDA to establish a Center for Innovation in Advanced Development and Manufacturing;
•	Initiated a Phase 2 study of TRU-016 in combination with bendamustine in patients with relapsed refractory Chronic Lymphocytic Leukemia (CLL);
•	Initiated a Phase 1b study of TRU-016 in combination with rituximab in patients with previously untreated CLL; and
•	Announced a three-year plan for growth and established key financial and operational goals to be achieved by year-end 2015.

2012 Key Financial Results

Product Sales
For the full twelve months of 2012, product sales were $215.9 million, an increase of $13.5 million, or 7 percent, from $202.4 million in 2011, primarily due to a 15 percent increase in the number of doses of BioThrax delivered.

For 4Q 2012, product sales were $74.4 million, a decrease of $7.3 million, or 9 percent, from $81.7 million in 4Q 2011, primarily due to a 4 percent decrease in the number of BioThrax doses delivered and a decrease in the average sales price per dose.

Contracts and Grants Revenues
For the full twelve months of 2012, contracts and grants revenue was $66.0 million, a decrease of $5.0 million, or 7 percent, from $71.0 million in 2011.  The decrease in contracts and grants revenue was primarily due to decreased revenues from our agreements with Abbott and Pfizer.

For 4Q 2012, contracts and grants revenue was $20.3 million, a decrease of $6.0 million, or 23 percent, from $26.3 million in 4Q 2011.  The decrease in contracts and grants revenue was primarily due to decreased revenues from our agreement with Abbott.

Cost of Product Sales
For the full twelve months of 2012, cost of product sales was $46.1 million, an increase of $3.9 million, or 9 percent, from $42.2 million in 2011.  The increase in 2012 was primarily attributable to the 15 percent increase in the number of BioThrax doses delivered.

For 4Q 2012, cost of product sales was $15.1 million, an increase of $0.8 million, or 6 percent, from $14.3 million in 4Q 2011.  The increase was primarily attributable to a 4 percent decrease in the number of BioThrax doses delivered.

Research and Development
For the full twelve months of 2012, gross research and development expenses were $120.2 million, a decrease of $4.6 million, or 4 percent, from $124.8 million in 2011.  This decrease primarily reflects lower contract service costs.

For 4Q 2012, gross research and development expenses were $35.9 million, an increase of $6.6 million, or 22 percent, from $29.4 million in 4Q 2011.  This increase primarily reflects higher contract service costs and an upfront payment for an exclusive license to certain rights to pandemic influenza products.

Net R&D expense is calculated as research and development expenses less development contract and grant reimbursements and the net loss attributable to non-controlling interests.  For the full twelve months of 2012 and 2011, net R&D expenses were $48.8 million and $47.0 million, respectively.  For 4Q 2012 and 2011, net R&D expenses were $14.6 million and $1.3 million, respectively.

Selling, General and Administrative
For the full twelve months of 2012, general and administrative expenses were $76.0 million, an increase of $1.7 million, or 2 percent, from $74.3 million in 2011.

For 4Q 2012, selling, general and administrative expenses were $19.5 million, an increase of $1.2 million, or 7 percent, from $18.3 million in 4Q 2011.  The twelve month and 4Q increases were primarily due to increased spending related to professional and personnel costs.

Financial Condition and Liquidity
Cash and cash equivalents combined with investments at December 31, 2012 was $141.7 million compared to $145.9 million at December 31, 2011.  Additionally, at December 31, 2012, the accounts receivable balance was $96.0 million, as compared to $74.2 million at December 31, 2011.  The accounts receivable balance for both periods is comprised primarily of unpaid amounts due related to shipments of BioThrax accepted by the US government.

2013 Forecast
For 2013, the company is reaffirming its financial forecast of total revenue of $290 to $310 million, split between product sales of $230 to $240 million and contracts and grants revenue of $60 to $70 million.  The company also forecasts 2013 net income of $20 to $30 million.

For the first quarter of 2013, the company anticipates total revenues of $40 to $50 million.

Conference Call and Webcast
Company management will host a conference call at 5:00 pm Eastern on March 7, 2013 to discuss these financial results.  The conference call will be accessible by dialing 888/679-8038 or 617/213-4850 (international) and providing passcode 76232628.  A webcast of the conference call will be accessible from the company's website at www.emergentbiosolutions.com, under "Investors".  A replay of the conference call will be accessible, approximately two hours following the conclusion of the call, by dialing 888/286-8010 or 617/801-6888 and using the passcode 28122043.  The replay will be available through March 21, 2013.  The webcast will be archived on the company's website, www.emergentbiosolutions.com, under "Investors".

About Emergent BioSolutions Inc.
Emergent BioSolutions is a specialty pharmaceutical company seeking to protect and enhance life by offering specialized products to healthcare providers and governments to address medical needs and emerging health threats.  Additional information about the company may be found at www.emergentbiosolutions.com.

Follow us on twitter: @emergentbiosolu

Safe Harbor Statement
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, including our expected revenue growth and net income, and any other statements containing the words "believes", "expects", "anticipates", "intends", "plans", "estimates" and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the company's actual results to differ materially from those indicated by such forward-looking statements, including appropriations for BioThrax® procurement; our ability to obtain new BioThrax® sales contracts; our plans to pursue label expansions and improvements for BioThrax®; availability of funding for our US government grants and contracts; our ability to identify and acquire or in license products and product candidates that satisfy our selection criteria; the potential benefits of our existing collaboration agreements and our ability to enter into selective additional collaboration arrangements; our ability to expand our manufacturing facilities and capabilities; the rate and degree of market acceptance and clinical utility of our products; the success of our ongoing and planned development programs; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.

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Investor Contact
Robert G. Burrows
Vice President, Investor Relations
301-795-1877
BurrowsR@ebsi.com

Media Contact:
Tracey Schmitt
Vice President, Corporate Communications
301-795-1800
SchmittT@ebsi.com

Financial Statements Follow

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share data)

	December 31,
	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$141,666	$143,901
Investments	-	1,966
Accounts receivable	96,043	74,153
Inventories	15,161	14,661
Deferred tax assets, net	1,264	1,735
Income tax receivable, net	-	9,506
Restricted cash	-	220
Prepaid expenses and other current assets	9,213	8,276
Total current assets	263,347	254,418

Property, plant and equipment, net	241,764	208,973
In-process research and development	41,800	51,400
Goodwill	5,502	5,502
Assets held for sale	-	11,765
Deferred tax assets, net	11,087	13,999
Other assets	730	807

Total assets	$564,230	$546,864

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$31,297	$40,530
Accrued expenses and other current liabilities	1,488	1,170
Accrued compensation	22,726	20,884
Contingent value rights, current portion	-	1,748
Income tax payable, net	115	-
Long-term indebtedness, current portion	4,470	5,360
Deferred revenue	1,811	1,362
Total current liabilities	61,907	71,054

Contingent value rights, net of current portion	-	3,005
Long-term indebtedness, net of current portion	58,304	54,094
Other liabilities	1,891	1,984
Total liabilities	122,102	130,137

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.001 par value; 15,000,000 shares authorized, 0 shares issued and outstanding at December 31, 2012 and December 31, 2011, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 36,272,550 shares issued and 35,869,392 shares outstanding at December 31, 2012; 36,002,698 shares issued and outstanding at December 31, 2011	36	36
Treasury stock, at cost, 403,158 and 0 common shares at December 31, 2012 and 2011, respectively	(5,906)	-
Additional paid-in capital	230,964	220,654
Accumulated other comprehensive loss	(4,129)	(3,313)
Retained earnings	220,393	196,869
Total Emergent BioSolutions Inc. stockholders' equity	441,358	414,246
Noncontrolling interest in subsidiaries	770	2,481
Total stockholders' equity	442,128	416,727
Total liabilities and stockholders' equity	$564,230	$546,864

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Year Ended December 31,
	2012	2011
Revenues:
Product sales	$215,879	$202,409
Contracts and grants	66,009	70,975
Total revenues	281,888	273,384

Operating expense:
Cost of product sales	46,077	42,171
Research and development	120,226	124,832
Selling, general and administrative	76,018	74,282
Impairment of in-process research and development	9,600	-
Income from operations	29,967	32,099

Other income (expense):
Interest income	134	105
Interest expense	(6)	-
Other income (expense), net	1,970	(261)
Total other income (expense)	2,098	(156)

Income before provision for income taxes	32,065	31,943
Provision for income taxes	13,922	15,830
Net income	18,143	16,113
Net loss attributable to noncontrolling interest	5,381	6,906
Net income attributable to Emergent BioSolutions Inc.	$23,524	$23,019

Earnings per share - basic	$0.65	$0.65
Earnings per share - diluted	$0.65	$0.64

Weighted-average number of shares - basic	36,080,495	35,658,907
Weighted-average number of shares - diluted	36,420,662	36,206,052

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended December 31,
	2012	2011
	(Unaudited)
Revenues:
Product sales	$74,350	$81,670
Contracts and grants	20,256	26,278
Total revenues	94,606	107,948

Operating expense:
Cost of product sales	15,150	14,328
Research and development	35,945	29,376
Selling, general and administrative	19,476	18,254
Income from operations	24,035	45,990

Other income (expense):
Interest income	31	24
Interest expense	(6)	-
Other income (expense), net	222	(252)
Total other income (expense)	247	(228)

Income before provision for income taxes	24,282	45,762
Provision for income taxes	9,283	18,862
Net income	14,999	26,900
Net loss attributable to noncontrolling interest	1,105	1,757
Net income attributable to Emergent BioSolutions Inc.	$16,104	$28,657

Earnings per share - basic	$0.45	$0.80
Earnings per share - diluted	$0.44	$0.78

Weighted-average number of shares - basic	35,890,640	35,972,320
Weighted-average number of shares - diluted	36,410,143	36,520,245

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands)

	Year Ended December 31,
	2012	2011	2010
Cash flows from operating activities:
Net income	$18,143	$16,113	$47,184
Adjustments to reconcile to net cash provided by operating activities:
Stock-based compensation expense	11,115	10,739	7,063
Depreciation and amortization	11,197	9,355	5,990
Deferred income taxes	3,383	20,188	9,229
Non-cash development expenses from joint venture	3,670	5,290	5,995
Change in fair value of contingent value rights	(3,005)	221	-
Impairment of in-process research and development	9,600	-	-
Impairment of long-lived assets	-	976	1,218
Provision for impairment of accrued interest on note receivable	-	-	1,032
Excess tax benefits from stock-based compensation	(1,588)	(4,608)	(2,609)
Other	(40)	392	(38)
Changes in operating assets and liabilities:
Accounts receivable	(21,890)	(34,873)	19,094
Inventories	(500)	(1,939)	799
Income taxes	8,055	1,422	(4,454)
Prepaid expenses and other assets	(1,038)	660	(764)
Accounts payable	274	2,510	3,392
Accrued expenses and other liabilities	169	(95)	(447)
Accrued compensation	1,649	(3,303)	6,175
Deferred revenue	449	(10,863)	(838)
Net cash provided by operating activities	39,643	12,185	98,021
Cash flows from investing activities:
Purchases of property, plant and equipment	(53,845)	(54,026)	(22,101)
Proceeds from sale of assets	11,765	-	-
Proceeds from maturity of investments	1,966	4,250	6,518
Purchase of investments	-	(4,187)	-
Acquisition of Trubion Pharmaceuticals, Inc., net of cash acquired	-	-	(17,873)
Repayment of note receivable	-	-	10,000
Net cash used in investing activities	(40,114)	(53,963)	(23,456)
Cash flows from financing activities:
Proceeds from borrowings on long-term indebtedness	13,547	27,522	15,000
Issuance of common stock subject to exercise of stock options	761	10,026	7,235
Excess tax benefits from stock-based compensation	1,588	4,608	2,609
Principal payments on long-term indebtedness and line of credit	(10,227)	(15,494)	(33,291)
Contingent value right payment	(1,748)	(10,000)	-
Purchase of treasury stock	(5,906)	-	-
Restricted cash deposit	220	(3)	(2)
Net cash provided by (used in) financing activities	(1,765)	16,659	(8,449)

Effect of exchange rate changes on cash and cash equivalents	1	1	(21)

Net increase (decrease) in cash and cash equivalents	(2,235)	(25,118)	66,095
Cash and cash equivalents at beginning of year	143,901	169,019	102,924
Cash and cash equivalents at end of year	$141,666	$143,901	$169,019